AMENDMENT TO THE AMENDED
                      AND RESTATED ADMINISTRATION AGREEMENT



                  Amendment dated as of January 15, 2003 (the "Amendment") to the Amended and Restated Administration Agreement dated November 1, 2000 (the "Agreement") between Westcore Trust (the "Trust"), Denver Investment Advisors LLC ("DIA") and ALPS Mutual Funds Services, Inc. ("ALPS"), successor in interest to ALPS Distributors, Inc. (formerly known as ALPS Mutual Funds Services, Inc.). ALPS and DIA are also referred to together as "Co-Administrators".


                                   BACKGROUND

                  1. Section 302 of the Sarbanes-Oxley Act of 2002 ("Sarbox") requires the Securities and Exchange Commission (the "SEC") to issue regulations requiring that each company filing periodic reports under section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), include in such filings certain certifications by the principal executive and principal financial officers (or persons performing similar functions) of such company. The SEC has issued and proposed various rule and form amendments to implement
Section 302 of Sarbox as it relates to registered management investment companies such as the Trust, including amendments to Form N-SAR and proposed Form N-CSR. In addition, Section 906 of Sarbox requires that each periodic report containing financial statements filed by an issuer with the SEC pursuant to section 13(a) or 15(d) of the 1934 Act be accompanied by a written statement by the chief executive officer and chief financial officer (or the equivalent thereof) of the issuer certifying that the periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the 1934 Act and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

                  2. In accordance with their respective duties under the Agreement (including, without limitation, Section 2(a)(iii) and (vi) of the Agreement, which requires the Co-Administrators to compile data for and prepare with respect to the Trust Semi-Annual Reports on Form N-SAR and to assist to the extent requested by the Trust with the Trust's preparation of Annual and Semi-Annual Reports to Trust shareholders and Registration Statements for the Trust (on Form N-1A or any replacement therefor), ALPS and/or DIA may from time to time provide certain information that is necessary to complete a report or other filing that is required to be certified by certain of the Trust's officers (the "Certifying Officers") pursuant to Sarbox and/or regulations issued and in effect from time to time under Sarbox (each such report or other filing, a "Certified Report").

                  3. Accordingly, the Trust desires that ALPS and DIA each agree that any information that it provides that is necessary to complete a Certified Report will be true and complete when given and that any subcertifications it provides to the Trust and/or the Certifying Officers in connection with the information it provides for each Certified Report will be true and complete when given, and ALPS and DIA each agrees to such obligation and representation.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby amend the Agreement, pursuant to the terms thereof, as follows:

                  1. Obligation/Representations/Subcertifications. ALPS and DIA each agrees that any information that it provides that is necessary to complete a Certified Report will be true and complete when given. ALPS and DIA each further agrees that any written representation or certification it provides to the Trust and/or the officers of the Trust in support of a certification by it to the SEC pursuant to Sarbox and/or any rules or regulations issued from time to time thereunder will be true and complete when given. This covenant shall survive the termination of the Agreement and shall not be subject to Section 6 of the Agreement.

                  2. Continuing Validity. The provisions of the Agreement shall remain in full force and effect as modified hereby.

                  3. Massachusetts Business Trust Legend. The Names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of State Secretary of the Commonwealth of Massachusetts and the principal office of the Company. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, shareholders, or representatives of the Trust are not made personally, but in such capacities, and bind only Westcore Trust's property, and all persons dealing with any class of shares of Westcore Trust must look solely to the property of Westcore Trust belonging to such class for the enforcement of any claims against Westcore Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the day and year first above written. WESTCORE TRUST

                                    By:      ____________________________
                                             Name:
                                             Title:

                                    ALPS MUTUAL FUNDS SERVICES, INC.

                                    By:      _____________________________
                                             Name:
                                             Title:

                                    DENVER INVESTMENT ADVISORS LLC

                                    By:      _____________________________
                                             Name:
                                             Title: